Exhibit 99.1

Shore Bancshares, Inc.

18 E. Dover Street

Easton, Maryland 21601

Phone 410-763-7800

PRESS RELEASE

Shore Bancshares Reports First Quarter 2012 Financial Results

Easton, Maryland (04/24/2012) - Shore Bancshares, Inc. (NASDAQ - SHBI) reported a net loss of $3.0 million or $(0.36) per diluted common share for the first quarter of 2012, compared to net income of $325 thousand or $0.04 per diluted common share for the fourth quarter of 2011, and a net loss of $1.1 million or $(0.13) per diluted common share for the first quarter of 2011. For the first quarter of 2012, the Company recorded a provision for credit losses of $8.4 million, which was $4.4 million higher than the provision recorded for the fourth quarter of 2011 and $2.0 million higher than the provision recorded for the first quarter of 2011.

“Two main challenges dominated our agenda during the first quarter, as has been the case for several quarters now. We continued to push known problem loans through the resolution pipeline toward final charge-off and removal from our balance sheet, and we also continued to evaluate and monitor certain existing loans to set aside appropriate reserves,” said W. Moorhead Vermilye, chief executive officer. “Accordingly, during the quarter we recorded an $8.4 million provision for possible credit losses, which was more than twice the amount we set aside during the linked fourth quarter and about 30% higher than the first quarter a year ago. Notably, over 50% of the $9.1 million of problem credit charge-offs we incurred during the quarter were attributable to a single large real estate related borrower, where we made the tough decision to move the relationship off of our books. Thus, substantially higher credit-related costs were the primary reason we reported a loss for the quarter, even as our underlying day-to-day community banking activities produced consistent, dependable operating revenue. Total deposits increased 4.2% on a year-over-year basis and, notably, core noninterest-bearing deposits were up 17.4% year-over-year. This growth reflects the effective cross-selling efforts of our experienced branch staff, as well as the confidence in our banks that Delmarva residents continue to exhibit during this very tough and disappointing economic cycle.”

“We haven’t yet seen a clear upturn in sight for the real estate driven micro-economy across our footprint. This scenario is testing the resilience of the best and strongest borrowers at banks across our competitive landscape. Fortunately, we remain a well-capitalized institution and our strong capital base is enabling us to move aggressively to fund the costs we must incur to resolve our problem loans, which should ultimately position us favorably vis-à-vis our smaller local competitors when the economy finally turns,” said Vermilye.

The Company’s return on average assets for the first quarter of 2012 was (1.05)%, compared to 0.11% and (0.39)% for the quarters ended December 31, 2011 and March 31, 2011, respectively. The return on average stockholders’ equity was (10.04)% for the first quarter of 2012, compared to 1.07% for the fourth quarter of 2011 and (3.59)% for the first quarter of 2011. The return on average tangible equity was (11.33)% for the first quarter of 2012, compared to 1.53% for the fourth quarter of 2011 and (3.92)% for the first quarter of 2011.

Total assets were $1.170 billion at March 31, 2012, a 1.0% increase when compared to the $1.158 billion at the end of 2011. Total loans decreased 2.6% to $819.0 million while total earning assets increased 1.0% to $1.093 billion when compared to December 31, 2011. Total deposits increased 1.8% to $1.028 billion while total stockholders’ equity decreased 2.2% from the end of 2011. The ratio of average equity to average assets was 10.49% and 10.83% for the first three months of 2012 and 2011, respectively, while the ratio of average tangible equity to average tangible assets was 9.19% and 9.35% for the first three months of 2012 and 2011, respectively. Capital levels remain well above regulatory minimums to be considered well-capitalized.

Review of Quarterly Financial Results

Net interest income was $9.2 million for the first quarter of 2012, compared to $9.8 million for the fourth quarter of 2011 and $9.9 million for the first quarter of 2011. The decrease in net interest income when compared to the fourth quarter of 2011 and the first quarter of 2011 was primarily due to lower yields earned on average earning assets and a decline in higher-yielding average loan balances. The Company’s net interest margin was 3.42% for the first quarter of 2012, 3.60% for the fourth quarter of 2011 and 3.79% for the first quarter of 2011.

As previously mentioned, the provision for credit losses was $8.4 million for the three months ended March 31, 2012. The comparable amounts were $4.0 million and $6.4 million for the three months ended December 31, 2011 and March 31, 2011, respectively. The ratio of the allowance for credit losses to period-end loans was 1.65% at March 31, 2012, compared to 1.70% at December 31, 2011 and 1.97% at March 31, 2011. Management believes that the provision for credit losses and the resulting allowance were adequate to provide for probable losses in our loan portfolio at March 31, 2012.

The level of provision for credit losses was primarily in response to loan charge-offs. Net charge-offs were $9.1 million for the first quarter of 2012, compared to $3.3 million for the fourth quarter of 2011 and $3.1 million for the first quarter of 2011. A large portion of the loan charge-offs during the first quarter of 2012 was from one real estate loan relationship. The ratio of quarter-to-date annualized net charge-offs to average loans was 4.40% for the first quarter of 2012, compared to 1.53% for the fourth quarter of 2011 and 1.44% for the first quarter of 2011. When compared to the end of 2011, nonperforming assets at March 31, 2012 increased $5.9 million, of which $4.8 million was due to an increase in accruing troubled debt restructurings. When compared to March 31, 2011, nonperforming assets at March 31, 2012 increased $7.3 million, of which $6.6 million was due to an increase in other real estate owned. The ratio of nonperforming assets to total assets was 8.09% at March 31, 2012, compared to 7.66% at December 31, 2011 and 7.72% at March 31, 2011.

Total noninterest income for the first quarter of 2012 increased $555 thousand, or 13.8%, when compared to the fourth quarter of 2011 and $179 thousand, or 4.1%, when compared to the first quarter of 2011. The increase when compared to the fourth quarter of 2011 was primarily a result of higher insurance agency commissions of $628 thousand, due to contingency payments which are typically received in the first quarter of each year and are based on the prior year’s performance. The increase in insurance agency commissions was partially offset by a decline in investment securities gains of $128 thousand that were recorded in the fourth quarter of 2011. The increase in noninterest income during the first quarter of 2012 when compared to the first quarter of 2011 was primarily due to an increase in insurance agency commissions of $179 thousand, resulting from higher contingency payments.

Total noninterest expense for the first quarter of 2012 increased $1.1 million, or 11.6%, when compared to the fourth quarter of 2011. Other employee benefits increased $247 thousand mainly due to higher payroll taxes ($170 thousand) and group insurance costs ($65 thousand). Occupancy expense increased

$124 thousand, which included costs incurred to make changes to the headquarters building of The Avon-Dixon Agency, LLC, one of our insurance producer firms, in order to relocate employees to a central location. Other noninterest expenses increased $516 thousand mainly due to higher expenses related to collection and other real estate owned activities ($197 thousand), employee training ($102 thousand), primarily on the use of upgraded insurance software, and the provision for off-balance sheet commitments ($219 thousand).

Total noninterest expense for the first quarter of 2012 increased $607 thousand, or 6.1%, when compared to the first quarter of 2011. Salaries and wages increased $170 thousand and other noninterest expenses increased $713 thousand primarily due to higher expenses related to other real estate owned activities and the previously-mentioned employee training and provision for off-balance sheet commitments. Partially offsetting these increases were lower data processing expenses of $185 thousand due to nonrecurring charges relating to the merger of The Felton Bank into CNB during the first quarter of 2011, and FDIC insurance premiums of $187 thousand.

Shore Bancshares Information

Shore Bancshares, Inc. is a financial holding company headquartered in Easton, Maryland and is the largest independent bank holding company located on Maryland’s Eastern Shore. It is the parent company of two banks, The Talbot Bank of Easton, Maryland, and CNB; three insurance producer firms,

The Avon-Dixon Agency, LLC, Elliott Wilson Insurance, LLC and Jack Martin and Associates, Inc; a wholesale insurance company, TSGIA, Inc; two insurance premium finance companies, Mubell Finance, LLC and ESFS, Inc; and a registered investment adviser firm, Wye Financial Services, LLC. Shore Bancshares, Inc. engages in the mortgage broker business under the name “Wye Mortgage Group” through a minority series investment in an unrelated Delaware limited liability company. Additional information is available at www.shbi.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts, but statements about management’s beliefs, plans and objectives. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Shore Bancshares, Inc. with the Securities and Exchange Commission entitled “Risk Factors”.

For further information contact: W. Moorhead Vermilye, Chief Executive Officer, 410-763-7800

Shore Bancshares, Inc.	Page 4 of 11
Financial Highlights
(Dollars in thousands, except per share data)

	For the Three Months Ended
	March 31,
	2012	2011	Change
PROFITABILITY FOR THE PERIOD
Net interest income	$9,195	$9,862	(6.8)%
Provision for credit losses	8,370	6,390	31.0
Noninterest income	4,574	4,395	4.1
Noninterest expense	10,498	9,891	6.1
Loss before income tax benefit	(5,099)	(2,024)	(151.9)
Income tax benefit	(2,063)	(941)	(119.2)
Net loss	$(3,036)	$(1,083)	(180.3)

Return on average assets	(1.05)%	(0.39)%	(66	)bp
Return on average equity	(10.04)	(3.59)	(645)
Return on average tangible equity (1)	(11.33)	(3.92)	(741)
Net interest margin	3.42	3.79	(37)
Efficiency ratio - GAAP	75.98	69.09	689
Efficiency ratio - Non-GAAP (1)	75.07	68.57	650

PER SHARE DATA
Basic net loss per common share	$(0.36)	$(0.13)	(176.9)%
Diluted net loss per common share	(0.36)	(0.13)	(176.9)
Dividends paid per common share	0.01	0.06	(83.3)
Book value per common share at period end	14.02	14.32	(2.1)
Tangible book value per common share at period end (1)	12.07	12.14	(0.6)
Market value at period end	7.09	9.75	(27.3)
Market range:
High	7.40	11.11	(33.4)
Low	4.91	9.42	(47.9)

PERIOD-END BALANCE SHEET DATA
Loans	$819,015	$884,715	(7.4)%
Securities	127,149	106,920	18.9
Assets	1,169,721	1,131,334	3.4
Deposits	1,028,071	986,486	4.2
Stockholders' equity	118,584	120,926	(1.9)

AVERAGE BALANCE SHEET DATA
Loans	$832,585	$887,531	(6.2)%
Securities	134,037	106,235	26.2
Earning assets	1,088,106	1,062,164	2.4
Assets	1,159,566	1,131,259	2.5
Deposits	1,011,170	982,249	2.9
Stockholders' equity	121,658	122,466	(0.7)

CAPITAL AND CREDIT QUALITY RATIOS
Average equity to average assets	10.49%	10.83%	(34	)bp
Average tangible equity to average tangible assets (1)	9.19	9.35	(16)
Annualized net charge-offs to average loans	4.40	1.44	296
Allowance for credit losses to period-end loans	1.65	1.97	(32)
Allowance for credit losses to nonaccrual loans	27.41	35.83	(842)
Allowance for credit losses to nonperforming loans (2)	16.28	21.16	(488)
Nonaccrual loans to total loans	6.03	5.51	52
Nonaccrual loans to total assets	4.22	4.31	(9)
Nonperforming assets to total loans+other real estate and
other assets owned (3)	11.40	9.82	158
Nonperforming assets to total assets	8.09	7.72	37

(1)	See the reconciliation table on page 11 of 11.

(2)	Nonperforming loans include nonaccrual, 90 days past due and still accruing and accruing troubled debt restructurings.

(3)	Nonperforming assets include nonperforming loans and other real estate and other assets owned.

Shore Bancshares, Inc.	Page 5 of 11
Consolidated Balance Sheets
(In thousands, except per share data)

				March 31, 2012	March 31, 2012
	March 31,	December 31,	March 31,	compared to	compared to
	2012	2011	2011	December 31, 2011	March 31, 2011
ASSETS
Cash and due from banks	$19,168	$22,986	$19,074	(16.6)%	0.5%
Interest-bearing deposits with other banks	130,641	99,776	31,311	30.9	317.2
Federal funds sold	16,190	4,980	39,597	225.1	(59.1)
Investments available for sale (at fair value)	121,093	129,780	100,234	(6.7)	20.8
Investments held to maturity	6,056	6,480	6,686	(6.5)	(9.4)

Loans	819,015	841,050	884,715	(2.6)	(7.4)
Less: allowance for credit losses	(13,544)	(14,288)	(17,471)	(5.2)	(22.5)
Loans, net	805,471	826,762	867,244	(2.6)	(7.1)

Premises and equipment, net	15,243	14,662	14,304	4.0	6.6
Goodwill	12,454	12,454	13,678	-	(8.9)
Other intangible assets, net	4,082	4,208	4,711	(3.0)	(13.4)
Other real estate and other assets owned, net	11,418	9,385	4,802	21.7	137.8
Other assets	27,905	26,720	29,693	4.4	(6.0)

Total assets	$1,169,721	$1,158,193	$1,131,334	1.0	3.4

LIABILITIES
Noninterest-bearing deposits	$143,800	$133,801	$122,490	7.5	17.4
Interest-bearing deposits	884,271	876,118	863,996	0.9	2.3
Total deposits	1,028,071	1,009,919	986,486	1.8	4.2

Short-term borrowings	13,683	17,817	12,078	(23.2)	13.3
Accrued expenses and other liabilities	8,928	8,753	10,912	2.0	(18.2)
Long-term debt	455	455	932	-	(51.2)
Total liabilities	1,051,137	1,036,944	1,010,408	1.4	4.0

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; authorized
35,000,000 shares	85	85	84	-	1.2
Warrant	-	-	1,543	-	(100.0)
Additional paid in capital	32,066	32,052	30,290	-	5.9
Retained earnings	87,680	90,801	90,868	(3.4)	(3.5)
Accumulated other comprehensive loss	(1,247)	(1,689)	(1,859)	26.2	32.9
Total stockholders' equity	118,584	121,249	120,926	(2.2)	(1.9)

Total liabilities and stockholders' equity	$1,169,721	$1,158,193	$1,131,334	1.0	3.4

Period-end common shares outstanding	8,457	8,457	8,443	-	0.2
Book value per common share	$14.02	$14.34	$14.32	(2.2)	(2.1)

Shore Bancshares, Inc.	Page 6 of 11
Consolidated Statements of Income
(In thousands, except per share data)

	For the Three Months Ended
	March 31,
	2012	2011	% Change
INTEREST INCOME
Interest and fees on loans	$11,011	$12,001	(8.2)%
Interest and dividends on investment securities:
Taxable	757	657	15.2
Tax-exempt	38	38	-
Interest on federal funds sold	2	16	(87.5)
Interest on deposits with other banks	48	6	700.0
Total interest income	11,856	12,718	(6.8)

INTEREST EXPENSE
Interest on deposits	2,641	2,833	(6.8)
Interest on short-term borrowings	15	13	15.4
Interest on long-term debt	5	10	(50.0)
Total interest expense	2,661	2,856	(6.8)

NET INTEREST INCOME	9,195	9,862	(6.8)
Provision for credit losses	8,370	6,390	31.0

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	825	3,472	(76.2)

NONINTEREST INCOME
Service charges on deposit accounts	648	704	(8.0)
Trust and investment fee income	423	376	12.5
Investment securities gains	-	79	(100.0)
Insurance agency commissions	2,689	2,510	7.1
Other noninterest income	814	726	12.1
Total noninterest income	4,574	4,395	4.1

NONINTEREST EXPENSE
Salaries and wages	4,416	4,246	4.0
Employee benefits	1,170	1,153	1.5
Occupancy expense	687	596	15.3
Furniture and equipment expense	251	272	(7.7)
Data processing	666	851	(21.7)
Directors' fees	109	107	1.9
Amortization of intangible assets	126	129	(2.3)
Insurance agency commissions expense	385	375	2.7
FDIC insurance premium expense	273	460	(40.7)
Other noninterest expenses	2,415	1,702	41.9
Total noninterest expense	10,498	9,891	6.1

Loss before income tax benefit	(5,099)	(2,024)	(151.9)
Income tax benefit	(2,063)	(941)	(119.2)

NET LOSS	$(3,036)	$(1,083)	(180.3)

Weighted average shares outstanding - basic	8,457	8,443	0.2
Weighted average shares outstanding - diluted	8,457	8,443	0.2

Basic net loss per common share	$(0.36)	$(0.13)	(176.9)
Diluted net loss per common share	(0.36)	(0.13)	(176.9)
Dividends paid per common share	0.01	0.06	(83.3)

Shore Bancshares, Inc.	Page 7 of 11
Consolidated Average Balance Sheets
(Dollars in thousands)

	For the Three Months Ended
	March 31,
	2012		2011
	Average	Yield/	Average	Yield/
	balance	rate	balance	rate
Earning assets
Loans	$832,585	5.33%	$887,531	5.50%
Investment securities
Taxable	129,767	2.35	101,625	2.62
Tax-exempt	4,270	5.36	4,610	5.08
Federal funds sold	9,794	0.06	46,813	0.14
Interest-bearing deposits	111,690	0.17	21,585	0.12
Total earning assets	1,088,106	4.40%	1,062,164	4.88%
Cash and due from banks	18,174		19,316
Other assets	68,163		65,426
Allowance for credit losses	(14,877)		(15,647)
Total assets	$1,159,566		$1,131,259

Interest-bearing liabilities
Demand deposits	$153,291	0.19%	$131,628	0.22%
Money market and savings deposits (1)	279,355	1.12	260,841	0.93
Certificates of deposit $100,000 or more	240,521	1.46	259,179	1.70
Other time deposits	201,743	1.83	208,301	2.10
Interest-bearing deposits	874,910	1.21	859,949	1.34
Short-term borrowings	17,621	0.35	14,165	0.37
Long-term debt	455	4.63	932	4.56
Total interest-bearing liabilities	892,986	1.20%	875,046	1.32%
Noninterest-bearing deposits	136,260		122,300
Accrued expenses and other liabilities	8,662		11,447
Stockholders' equity	121,658		122,466
Total liabilities and stockholders' equity	$1,159,566		$1,131,259

Net interest spread		3.20%		3.56%
Net interest margin		3.42%		3.79%

(1)	Interest on money market and savings deposits includes an adjustment to expense related to interest rate caps and the hedged deposits associated with them. This adjustment increased interest expense $460 thousand for the first quarter of 2012 and $260 thousand for the first quarter of 2011.

Shore Bancshares, Inc.	Page 8 of 11
Financial Highlights By Quarter
(Dollars in thousands, except per share data)

	1st quarter	4th quarter	3rd quarter	2nd quarter	1st quarter	1Q 12		1Q 12
	2012	2011	2011	2011	2011	compared to		compared to
	(1Q 12)	(4Q 11)	(3Q 11)	(2Q 11)	(1Q 11)	4Q 11		1Q 11
PROFITABILITY FOR THE PERIOD
Taxable-equivalent net interest income	$9,243	$9,889	$10,172	$10,001	$9,921	(6.5)%		(6.8)%
Less: Taxable-equivalent adjustment	48	52	49	59	59	(7.7)		(18.6)
Net interest income	9,195	9,837	10,123	9,942	9,862	(6.5)		(6.8)
Provision for credit losses	8,370	4,035	3,650	5,395	6,390	107.4		31.0
Noninterest income	4,574	4,019	4,523	4,381	4,395	13.8		4.1
Noninterest expense	10,498	9,405	10,677	9,194	9,891	11.6		6.1
(Loss) income before income taxes	(5,099)	416	319	(266)	(2,024)	(1,325.7)		(151.9)
Income tax (benefit) expense	(2,063)	91	225	(33)	(941)	(2,367.0)		(119.2)
Net (loss) income	$(3,036)	$325	$94	$(233)	$(1,083)	(1,034.2)		(180.3)

Return on average assets	(1.05)%	0.11%	0.03%	(0.08)%	(0.39)%	(116	) bp	(66	) bp
Return on average equity	(10.04)	1.07	0.31	(0.77)	(3.59)	(1,111)		(645)
Return on average tangible equity (1)	(11.33)	1.53	4.21	(0.60)	(3.92)	(1,286)		(741)
Net interest margin	3.42	3.60	3.77	3.80	3.79	(18)		(37)
Efficiency ratio - GAAP	75.98	67.62	72.66	63.93	69.09	836		689
Efficiency ratio - Non-GAAP (1)	75.07	67.61	64.18	63.05	68.57	746		650

PER SHARE DATA
Basic net (loss) income per common share	$(0.36)	$0.04	$0.01	$(0.03)	$(0.13)	(1,000.0)%		(176.9)%
Diluted net (loss) income per common share	(0.36)	0.04	0.01	(0.03)	(0.13)	(1,000.0)		(176.9)
Dividends paid per common share	0.01	0.01	0.01	0.01	0.06	-		(83.3)
Book value per common share at period end	14.02	14.34	14.31	14.30	14.32	(2.2)		(2.1)
Tangible book value per common share at period end (1)	12.07	12.37	12.32	12.14	12.14	(2.4)		(0.6)
Market value at period end	7.09	5.15	4.36	6.98	9.75	37.7		(27.3)
Market range:
High	7.40	6.13	7.06	10.21	11.11	20.7		(33.4)
Low	4.91	4.20	3.95	6.51	9.42	16.9		(47.9)

PERIOD-END BALANCE SHEET DATA
Loans	$819,015	$841,050	$862,566	$877,331	$884,715	(2.6)%		(7.4)%
Securities	127,149	136,260	112,328	113,271	106,920	(6.7)		18.9
Assets	1,169,721	1,158,193	1,157,536	1,124,191	1,131,334	1.0		3.4
Deposits	1,028,071	1,009,919	1,011,919	973,442	986,486	1.8		4.2
Stockholders' equity	118,584	121,249	120,986	120,941	120,926	(2.2)		(1.9)

AVERAGE BALANCE SHEET DATA
Loans	$832,585	$854,302	$869,221	$881,976	$887,531	(2.5)%		(6.2)%
Securities	134,037	122,725	113,938	111,190	106,235	9.2		26.2
Earning assets	1,088,106	1,089,078	1,069,636	1,056,658	1,062,164	(0.1)		2.4
Assets	1,159,566	1,160,652	1,142,588	1,125,213	1,131,259	(0.1)		2.5
Deposits	1,011,170	1,013,848	994,968	976,840	982,249	(0.3)		2.9
Stockholders' equity	121,658	121,020	121,327	121,187	122,466	0.5		(0.7)

CAPITAL AND CREDIT QUALITY RATIOS
Average equity to average assets	10.49%	10.43%	10.62%	10.77%	10.83%	6	bp	(34	) bp
Average tangible equity to average tangible assets (1)	9.19	9.12	9.17	9.29	9.35	7		(16)
Annualized net charge-offs to average loans	4.40	1.53	2.95	2.96	1.44	287		296
Allowance for credit losses to period-end loans	1.65	1.70	1.57	1.86	1.97	(5)		(32)
Allowance for credit losses to nonaccrual loans	27.41	27.81	27.31	33.74	35.83	(40)		(842)
Allowance for credit losses to nonperforming loans (2)	16.28	18.02	16.31	22.68	21.16	(174)		(488)
Nonaccrual loans to total loans	6.03	6.11	5.75	5.53	5.51	(8)		52
Nonaccrual loans to total assets	4.22	4.44	4.28	4.31	4.31	(22)		(9)
Nonperforming assets to total loans+other real estate and
other assets owned (3)	11.40	10.43	10.65	9.04	9.82	97		158
Nonperforming assets to total assets	8.09	7.66	8.02	7.12	7.72	43		37

(1)	See the reconciliation table on page 11 of 11.

(2)	Nonperforming loans include nonaccrual, 90 days past due and still accruing and accruing troubled debt restructurings.

(3)	Nonperforming assets include nonperforming loans and other real estate and other assets owned.

Shore Bancshares, Inc.	Page 9 of 11
Consolidated Statements of Income By Quarter
(In thousands, except per share data)

						1Q 12	1Q 12
						compared to	compared to
	1Q 12	4Q 11	3Q 11	2Q 11	1Q 11	4Q 11	1Q 11
INTEREST INCOME
Interest and fees on loans	$11,011	$11,649	$12,003	$11,896	$12,001	(5.5)%	(8.2)%
Interest and dividends on investment securities:
Taxable	757	797	795	782	657	(5.0)	15.2
Tax-exempt	38	38	38	40	38	-	-
Interest on federal funds sold	2	1	3	5	16	100.0	(87.5)
Interest on deposits with other banks	48	46	29	12	6	4.3	700.0
Total interest income	11,856	12,531	12,868	12,735	12,718	(5.4)	(6.8)

INTEREST EXPENSE
Interest on deposits	2,641	2,673	2,720	2,769	2,833	(1.2)	(6.8)
Interest on short-term borrowings	15	15	15	13	13	-	15.4
Interest on long-term debt	5	6	10	11	10	(16.7)	(50.0)
Total interest expense	2,661	2,694	2,745	2,793	2,856	(1.2)	(6.8)

NET INTEREST INCOME	9,195	9,837	10,123	9,942	9,862	(6.5)	(6.8)
Provision for credit losses	8,370	4,035	3,650	5,395	6,390	107.4	31.0

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	825	5,802	6,473	4,547	3,472	(85.8)	(76.2)

NONINTEREST INCOME
Service charges on deposit accounts	648	700	697	744	704	(7.4)	(8.0)
Trust and investment fee income	423	380	389	418	376	11.3	12.5
Investment securities gains	-	128	354	2	79	(100.0)	(100.0)
Insurance agency commissions	2,689	2,061	2,312	2,475	2,510	30.5	7.1
Other noninterest income	814	750	771	742	726	8.5	12.1
Total noninterest income	4,574	4,019	4,523	4,381	4,395	13.8	4.1

NONINTEREST EXPENSE
Salaries and wages	4,416	4,378	4,097	4,104	4,246	0.9	4.0
Employee benefits	1,170	923	878	886	1,153	26.8	1.5
Occupancy expense	687	563	585	568	596	22.0	15.3
Furniture and equipment expense	251	234	262	291	272	7.3	(7.7)
Data processing	666	660	661	680	851	0.9	(21.7)
Directors' fees	109	83	198	112	107	31.3	1.9
Goodwill and other intangible assets impairment	-	-	1,344	-	-	-	-
Amortization of intangible assets	126	126	129	128	129	-	(2.3)
Insurance agency commissions expense	385	285	250	357	375	35.1	2.7
FDIC insurance premium expense	273	254	180	404	460	7.5	(40.7)
Other noninterest expenses	2,415	1,899	2,093	1,664	1,702	27.2	41.9
Total noninterest expense	10,498	9,405	10,677	9,194	9,891	11.6	6.1

(Loss) income before income taxes	(5,099)	416	319	(266)	(2,024)	(1,325.7)	(151.9)
Income tax (benefit) expense	(2,063)	91	225	(33)	(941)	(2,367.0)	(119.2)

NET (LOSS) INCOME	$(3,036)	$325	$94	$(233)	$(1,083)	(1,034.2)	(180.3)

Weighted average shares outstanding - basic	8,457	8,457	8,457	8,446	8,443	-	0.2
Weighted average shares outstanding - diluted	8,457	8,457	8,457	8,446	8,443	-	0.2

Basic net (loss) income per common share	$(0.36)	$0.04	$0.01	$(0.03)	$(0.13)	(1,000.0)	(176.9)
Diluted net (loss) income per common share	(0.36)	0.04	0.01	(0.03)	(0.13)	(1,000.0)	(176.9)
Dividends paid per common share	0.01	0.01	0.01	0.01	0.06	-	(83.3)

Shore Bancshares, Inc.	Page 10 of 11
Consolidated Average Balance Sheets By Quarter
(Dollars in thousands)

											Average balance
											1Q 12	1Q 12
											compared to	compared to
	1Q 12		4Q 11		3Q 11		2Q 11		1Q 11		4Q 11	1Q 11
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	balance	rate	balance	rate	balance	rate	balance	rate	balance	rate
Earning assets
Loans	$832,585	5.33%	$854,302	5.42%	$869,221	5.49%	$881,976	5.43%	$887,531	5.50%	(2.5)%	(6.2)%
Investment securities
Taxable	129,767	2.35	118,315	2.67	109,498	2.88	106,609	2.94	101,625	2.62	9.7	27.7
Tax-exempt	4,270	5.36	4,410	5.27	4,440	5.12	4,581	5.27	4,610	5.08	(3.2)	(7.4)
Federal funds sold	9,794	0.06	8,709	0.05	15,905	0.07	24,310	0.09	46,813	0.14	12.5	(79.1)
Interest-bearing deposits	111,690	0.17	103,342	0.18	70,572	0.16	39,182	0.12	21,585	0.12	8.1	417.4
Total earning assets	1,088,106	4.40%	1,089,078	4.58%	1,069,636	4.79%	1,056,658	4.86%	1,062,164	4.88%	(0.1)	2.4
Cash and due from banks	18,174		18,728		20,414		18,327		19,316		(3.0)	(5.9)
Other assets	68,163		68,014		69,394		68,190		65,426		0.2	4.2
Allowance for credit losses	(14,877)		(15,168)		(16,856)		(17,962)		(15,647)		(1.9)	(4.9)
Total assets	$1,159,566		$1,160,652		$1,142,588		$1,125,213		$1,131,259		(0.1)	2.5

Interest-bearing liabilities
Demand deposits	$153,291	0.19%	$157,657	0.19%	$154,685	0.20%	$137,775	0.22%	$131,628	0.22%	(2.8)	16.5
Money market and savings deposits (1)	279,355	1.12	273,906	1.07	266,871	1.03	261,869	0.97	260,841	0.93	2.0	7.1
Certificates of deposit $100,000 or more	240,521	1.46	241,810	1.46	235,362	1.63	244,805	1.67	259,179	1.70	(0.5)	(7.2)
Other time deposits	201,743	1.83	201,249	1.91	204,836	1.91	206,310	2.02	208,301	2.10	0.2	(3.1)
Interest-bearing deposits	874,910	1.21	874,622	1.21	861,754	1.25	850,759	1.31	859,949	1.34	-	1.7
Short-term borrowings	17,621	0.35	16,421	0.37	15,640	0.37	15,020	0.36	14,165	0.37	7.3	24.4
Long-term debt	455	4.63	466	4.46	932	4.46	932	4.51	932	4.56	(2.4)	(51.2)
Total interest-bearing liabilities	892,986	1.20%	891,509	1.20%	878,326	1.24%	866,711	1.29%	875,046	1.32%	0.2	2.1
Noninterest-bearing deposits	136,260		139,226		133,214		126,081		122,300		(2.1)	11.4
Accrued expenses and other liabilities	8,662		8,897		9,721		11,234		11,447		(2.6)	(24.3)
Stockholders' equity	121,658		121,020		121,327		121,187		122,466		0.5	(0.7)
Total liabilities and stockholders' equity	$1,159,566		$1,160,652		$1,142,588		$1,125,213		$1,131,259		(0.1)	2.5

Net interest spread		3.20%		3.38%		3.55%		3.57%		3.56%
Net interest margin		3.42%		3.60%		3.77%		3.80%		3.79%

(1)	Interest on money market and savings deposits includes an adjustment to expense related to interest rate caps and the hedged deposits associated with them. This adjustment increased interest expense $460 thousand for the first quarter of 2012, $405 thousand for the fourth quarter of 2011, $348 thousand for the third quarter of 2011, $298 thousand for the second quarter of 2011 and $260 thousand for the first quarter of 2011.

Shore Bancshares, Inc.	Page 11 of 11
Reconciliation of Generally Accepted Accounting Principles (GAAP)
and Non-GAAP Measures
(In thousands, except per share data)

	1Q 12	4Q 11	3Q 11	2Q 11	1Q 11

The following reconciles return on average equity and return on average tangible equity (Note 1):

Net (loss) income	$(3,036)	$325	$94	$(233)	$(1,083)
Net (loss) income - annualized (A)	$(12,211)	$1,289	$373	$(935)	$(4,392)

Net (loss) income, excluding net amortization and
impairment charges of intangible assets	$(2,960)	$401	$1,094	$(155)	$(1,005)

Net (loss) income, excluding net amortization and
impairment charges of intangible assets - annualized (B)	$(11,905)	$1,591	$4,340	$(622)	$(4,076)

Average stockholders' equity (C)	$121,658	$121,020	$121,327	$121,187	$122,466
Less: Average goodwill and other intangible assets	(16,606)	(16,732)	(18,190)	(18,334)	(18,465)
Average tangible equity (D)	$105,052	$104,288	$103,137	$102,853	$104,001

Return on average equity (GAAP) (A)/(C)	(10.04)%	1.07%	0.31%	(0.77)%	(3.59)%
Return on average tangible equity (Non-GAAP) (B)/(D)	(11.33)%	1.53%	4.21%	(0.60)%	(3.92)%

The following reconciles GAAP efficiency ratio and non-GAAP
efficiency ratio (Note 2):

Noninterest expense (E)	$10,498	$9,405	$10,677	$9,194	$9,891
Less: Amortization of intangible assets	(126)	(126)	(129)	(128)	(129)
Impairment charges	-	-	(1,344)	-	-
Adjusted noninterest expense (F)	$10,372	$9,279	$9,204	$9,066	$9,762

Taxable-equivalent net interest income (G)	$9,243	$9,889	$10,172	$10,001	$9,921

Noninterest income (H)	$4,574	$4,019	$4,523	$4,381	$4,395
Less: Investment securities (gains)/losses	-	(128)	(354)	(2)	(79)
Other nonrecurring (gains)/losses	-	(56)	-	-	-
Adjusted noninterest income (I)	$4,574	$3,835	$4,169	$4,379	$4,316

Efficiency ratio (GAAP) (E)/(G)+(H)	75.98%	67.62%	72.66%	63.93%	69.09%
Efficiency ratio (Non-GAAP) (F)/(G)+(I)	75.07%	67.61%	64.18%	63.05%	68.57%

The following reconciles book value per common share and tangible book value per common share (Note 1):

Stockholders' equity (J)	$118,584	$121,249	$120,986	$120,941	$120,926
Less: Goodwill and other intangible assets	(16,536)	(16,662)	(16,788)	(18,261)	(18,389)
Tangible equity (K)	$102,048	$104,587	$104,198	$102,680	$102,537

Shares outstanding (L)	8,457	8,457	8,457	8,457	8,443

Book value per common share (GAAP) (J)/(L)	$14.02	$14.34	$14.31	$14.30	$14.32
Tangible book value per common share (Non-GAAP) (K)/(L)	$12.07	$12.37	$12.32	$12.14	$12.14

The following reconciles average equity to average assets and average tangible equity to average tangible assets (Note 1):

Average stockholders' equity (M)	$121,658	$121,020	$121,327	$121,187	$122,466
Less: Average goodwill and other intangible assets	(16,606)	(16,732)	(18,190)	(18,334)	(18,465)
Average tangible equity (N)	$105,052	$104,288	$103,137	$102,853	$104,001

Average assets (O)	$1,159,566	$1,160,652	$1,142,588	$1,125,213	$1,131,259
Less: Average goodwill and other intangible assets	(16,606)	(16,732)	(18,190)	(18,334)	(18,465)
Average tangible assets (P)	$1,142,960	$1,143,920	$1,124,398	$1,106,879	$1,112,794

Average equity/average assets (GAAP) (M)/(O)	10.49%	10.43%	10.62%	10.77%	10.83%
Average tangible equity/average tangible assets (Non-GAAP) (N)/(P)	9.19%	9.12%	9.17%	9.29%	9.35%

Note 1: Management believes that reporting tangible equity and tangible assets more closely approximates the adequacy of capital for regulatory purposes

Note 2: Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling cash-based operating activities.